VirtualScopics Reports Second Quarter 2013 Results

14% Increase in Second Quarter 2013 Revenues

ROCHESTER, N.Y., Aug. 13, 2013 /PRNewswire/ -- VirtualScopics, Inc. (NASDAQ: VSCP), a leading provider of quantitative imaging, today announced revenues of $3,706,677 for the quarter ended June 30, 2013 compared to $3,335,861 for the quarter ended June 30, 2012. Net income for the three months ended June 30, 2013 was $134,286 compared to a net loss of $62,966 for the three months ended June 30, 2012. Year to date 2013 new project awards totaled $15.9 million as compared to $4.6 million during the same period in 2012, a 246% increase.

Other second quarter ended June 30, 2013 results were:

  Gross profit of $1,770,083 compared to $1,343,937 in the second quarter of 2012.
  Gross margin of 48% compared to 40% in the second quarter of 2012.
  Operating income of $131,371 compared to an operating loss of $166,694 in the second quarter of 2012.
  Adjusted EBITDA of $333,445 compared to $72,973 for the second quarter of 2012.

Jeff Markin, president and chief executive officer of VirtualScopics stated, "We are very pleased with our performance in the second quarter which exhibited a 14% growth in revenue, a rebound in gross margins to 48%, resulting in a significant improvement in our operating performance and cash generation as compared to the first quarter of 2013." He continued, "We are also pleased with the amount of new project awards that we have received so far in 2013. New project awards are up more than 240% versus the similar period last year, and exceed the amount of new awards received during the full year of 2012." He concluded, "We are especially encouraged that more than 40% of our new study awards in 2013 are through our alliance with PPD which visibly validates the significant client benefits offered by our joint clinical and imaging solution."

"Aside from the second quarter 2013 growth in revenues, one of the strongest financial accomplishments during the quarter was our gross margin performance," stated Molly Henderson, chief business and financial officer of VirtualScopics. She added, "By reporting margins approaching 50% we gained greater confidence in the productivity of our enhanced Phase III analysis tools." She continued, "Additionally, we are pleased to return to a quarter of generating cash as reported in our positive Adjusted EBITDA." She concluded, "During the second quarter of 2013, a single accelerated project represented a significant portion of the quarterly revenues. We do not anticipate a project of this magnitude recurring in a similar condensed time period during the remainder of this year. As a result, we estimate that our full year 2013 revenues will range between $10.5 million and 11 million."

Jeff Markin and Molly Henderson will provide a business update and discuss these results during the Annual Stockholders' Meeting today at 11:00 am ET at the Country Club of Rochester in Rochester, New York. For those not able to attend in person, the script of the meeting will be available on the U.S. Securities and Exchange Commission's website at www.sec.gov. Additionally, the Company's management will hold a question and answer call at 11:00 am ET on Wednesday, August 14, 2013, for stockholders not able to attend the Annual Meeting in person. Interested participants should call 877-407-8035 when calling within the United States or +1 201 689 8035 when calling internationally.

The Company provides Adjusted EBITDA as a supplemental measure to Generally Accepted Accounting Principles ("GAAP") regarding the Company's operational performance. The Company defines Adjusted EBITDA as earnings less interest, taxes (if any), depreciation and amortization as further adjusted to exclude stock-based compensation expense and the loss/gain on derivative liabilities (mark to market adjustment for warrants). This financial measure excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. The Company's method of calculating Adjusted EBITDA, however, may differ from methods used by other companies, and, as a result, Adjusted EBITDA measures disclosed herein may not be comparable to other similarly titled measures used by other companies. The Company continues to provide information in accordance with GAAP, however, with the adoption of Accounting Standards Codification ("ASC") 815-40 and the non-cash variable nature of stock-based compensation expense and their very substantial impact on the overall reported net income/loss, the Company believes it is also helpful for investors to receive additional information relating more specifically to the Company's operating results. Accordingly, the Company has presented Adjusted EBITDA which excludes the non-cash effects of ASC 815-40 and ASC 718 on its financial results. Management uses Adjusted EBITDA (a) to evaluate the Company's financial performance, (b) to set internal spending budgets, and (c) to measure operational profitability. In addition, investors have requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, net income/(loss), below.

About VirtualScopics, Inc.
VirtualScopics, Inc. is a leading provider of imaging solutions to accelerate drug and medical device development. VirtualScopics has developed a robust software platform for analysis and modeling of both structural and functional medical images. In combination with VirtualScopics' industry-leading experience and expertise in advanced imaging biomarker measurement, this platform provides a uniquely clear window into the biological activity of drugs and devices in clinical trial patients, allowing sponsors to make better decisions faster. For more information about VirtualScopics, visit www.virtualscopics.com.

Forward-Looking Statements
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company's investment in infrastructure and new customer contract signings and awards and/or statements preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," "estimates," "intends," "plans," "projects," "seeks," or similar expressions. Forward-looking statements deal with the Company's current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission (the "SEC"), and in any subsequent reports filed with the SEC, all of which are available at the SEC's website at www.sec.gov. These include without limitation: the risk of cancellation or delay of customer contracts or specifically as it relates to contact awards, the risk that they may not get signed. Other risks include the company's dependence on its largest customers and risks of contract performance, protection of our intellectual property and the risks of infringement of the intellectual property rights of others. All forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update such forward-looking statements.

-Financial tables to follow-

CONTACTS:	Company Contact:
Molly Henderson
Chief Business and Financial Officer, Sr. Vice President
500 Linden Oaks
Rochester, New York 14625
+1 585 249.6231

VirtualScopics, Inc. and Subsidiary
Condensed Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012

Revenues	$ 3,546,607	$ 3,098,316	$ 5,829,438	$ 6,391,974
Reimbursement revenues	160,070	237,545	409,826	646,045
Total revenues	3,706,677	3,335,861	6,239,264	7,038,019

Cost of revenues*	1,776,524	1,754,379	3,274,063	3,637,124
Cost of reimbursement revenues	160,070	237,545	409,826	646,045
Total cost of services	1,936,594	1,991,924	3,683,889	4,283,169
Gross profit	1,770,083	1,343,937	2,555,375	2,754,850

Operating expenses
Research and development	333,423	357,839	767,268	714,166
Sales and marketing	427,373	311,393	781,982	642,465
General and administrative	688,213	615,159	1,578,249	1,269,899
Stock-based compensation expense	99,149	119,249	227,093	295,185
Depreciation and amortization	90,554	106,991	186,867	218,610
Total operating expenses	1,638,712	1,510,631	3,541,459	3,140,325
Operating income (loss)	131,371	(166,694)	(986,084)	(385,475)

Other income (expense)
Interest income	3,342	715	4,351	1,130
Other expense	(9,510)	(5,446)	(10,881)	(5,713)
Unrealized loss on change in
fair value of derivative liabilities	9,083	108,459	13,953	(286,453)
Total other income (expense)	2,915	103,728	7,423	(291,036)
Net income (loss)	134,286	(62,966)	(978,661)	(676,511)

Preferred stock deemed dividend	-	1,806,919	-	1,806,919
Preferred stock dividends	42,000	41,333	84,000	53,333

Net income (loss) attributable to common stockholders	$ 92,286	$ (1,911,218)	$ (1,062,661)	$ (2,536,763)

Basic and diluted earnings (loss) per share	$ 0.00	$ (0.06)	$ (0.04)	$ (0.09)

Weighted average number of common shares outstanding
basic	29,799,523	29,706,074	29,799,523	29,538,381
diluted	34,671,384	29,706,074	29,799,523	29,538,381

*	Cost of revenues includes non-cash stock-based compensation expense of $12,371 and $13,427 for the three months ended
June 30, 2013 and 2012, respectively and $25,214 and $26,758 for the six months ended June 30, 2013 and 2012, respectively.

VirtualScopics, Inc. and Subsidiary
Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2013	2012
Assets	(unaudited)

Current assets
Cash	$ 7,145,743	$ 8,523,807
Accounts receivable, net	2,968,997	1,762,507
Prepaid expenses and other current assets	311,685	437,698
Total current assets	10,426,425	10,724,012
Patents, net	1,396,844	1,470,436
Property and equipment, net	280,007	399,569
Other assets	-	5,428
Total assets	$ 12,103,276	$ 12,599,445

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued expenses	$ 746,042	$ 872,652
Accrued payroll	664,251	481,661
Unearned revenue	446,714	272,509
Dividends payable	209,333	125,333
Total current liabilities	2,066,340	1,752,155

Commitments and Contingencies

Stockholders' Equity
Convertible preferred stock, $0.001 par value; 15,000,000 shares authorized;
Series C-1 3,000 shares authorized; issued and outstanding, 3,000 shares at June 30, 2013 and December 31, 2012; liquidation preference $1,000 per share	3	3
Series B 6,000 shares authorized; issued and outstanding, 600 at June 30, 2013 and December 31, 2012; liquidation preference $1,000 per share	1	1
Series A 8,400 shares authorized; issued and outstanding, 2,190 at June 30, 2013 and December 31, 2012; liquidation preference $1,000 per share	2	2
Series C-2 3,000 shares authorized; issued and outstanding, 0 shares at June 30, 2013 and December 31, 2012; liquidation preference $1,000 per share	-	-
Common Stock, $0.001 par value; 85,000,000 shares authorized; issued 29,958,795 and 29,799,523 shares at June 30, 2013 and December 31, 2012, respectively; outstanding, 29,799,523 shares at June 30, 2013 and December 31, 2012, respectively	29,800	29,800
Additional paid-in capital	21,949,391	21,781,084
Accumulated deficit	(11,942,261)	(10,963,600)
Total stockholders' equity	10,036,936	10,847,290
Total liabilities and stockholders' equity	$ 12,103,276	$ 12,599,445

	Three Months Ended	Three Months Ended
Adjusted EBITDA (non-GAAP measurement):	June 30, 2013	June 30, 2012
	(unaudited)	(unaudited)

Net income (loss)	$ 134,286	$ (62,966)
Interest income and other expenses	6,168	4,731
Depreciation and amortization	90,554	106,991
Stock-based compensation expense	111,520	132,676
Unrealized gain on change in fair value of derivative liabilities	(9,083)	(108,459)
Adjusted EBITDA	$ 333,445	$ 72,973
Basic Adjusted EBITDA per common share, non-GAAP	$ 0.01	$ 0.00
Diluted Adjusted EBITDA per common share, non-GAAP	$ 0.01	$ 0.00

	Six Months Ended	Six Months Ended
Adjusted EBITDA (non-GAAP measurement):	June 30, 2013	June 30, 2012
	(unaudited)	(unaudited)

Net loss	$ (978,661)	$ (676,511)
Interest income and other expenses	6,530	4,583
Depreciation and amortization	186,867	218,610
Stock-based compensation expense	252,307	321,943
Unrealized (gain) loss on change in fair value of derivative liabilities	(13,953)	286,453
Adjusted EBITDA	$ (546,910)	$ 155,078
Basic Adjusted EBITDA per common share, non-GAAP	$ (0.02)	$ 0.01
Diluted Adjusted EBITDA per common share, non-GAAP	$ (0.02)	$ 0.01